UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

RONCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27471	84-1148206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21344 Superior Street, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 772-4602

Fi-Tek VII, Inc.

300 High Street, Denver, Colorado 80218

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements are filed as part of this amendment:

Ronco Inventions, LLC and Affiliated Companies

Combined Financial Statements of Ronco Inventions, LLC and Affiliated Companies for the Nine Months Ended September 30, 2004:

Independent Auditors’ Report

Combined Balance Sheet at September 30, 2004

Combined Statement of Operations for the Nine Months Ended September 30, 2004

Combined Statement of Stockholders’ and Members’ Deficiency for the Nine Months Ended September 30, 2004

Combined Statement of Cash Flows for the Nine Months Ended September 30, 2004

Notes to Combined Financial Statements

Combined Financial Statements of Ronco Inventions, LLC and Affiliated Companies for the Year Ended December 31, 2003:

Independent Auditors’ Report

Combined Balance Sheet at December 31, 2003

Combined Statement of Operations for the Year Ended December 31, 2003

Combined Statement of Stockholders’ and Members’ Deficiency for the Year Ended December 31, 2003

Combined Statement of Cash Flows for the Year Ended December 31, 2003

Notes to Combined Financial Statements

(b) Pro forma financial information.

The following pro forma financial information is filed as part of this amendment:

Ronco Corporation

Pro Forma Consolidated Condensed Balance Sheet at March 31, 2005 (Unaudited)

Pro Forma Consolidated Condensed Statement of Operations for the Six Months Ended March 31, 2005 (Unaudited)

Pro Forma Consolidated Condensed Statement of Operations for the Year Ended September 30, 2004 (Unaudited)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005	RONCO CORPORATION
(Registrant)

	By:	/s/ Evan J. Warshawsky
Evan J. Warshawsky
Chief Financial Officer and Vice-President

3

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

INDEPENDENT AUDITORS’ REPORT

To the Members and Stockholder

Ronco Inventions, LLC and Affiliated Companies

We have audited the accompanying combined balance sheet of Ronco Inventions, LLC and Affiliated Companies as of September 30, 2004, and the related combined statements of operations, stockholder’s and members’ deficiency and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ronco Inventions, LLC and Affiliated Companies as of September 30, 2004, and the results of their operations and their cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York

June 10, 2005

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEET

SEPTEMBER 30, 2004

ASSETS

Current Assets:
Cash and cash equivalents	$2,421,984
Accounts receivable, net of allowance for doubtful accounts of $1,242,000	3,481,628
Inventories	11,465,549
Prepaid expenses and other current assets	3,005,629

Total current assets	20,374,790

Investments in held-to-maturity securities	2,061,107

Property and equipment, net	1,454,959

Other Assets:
Production costs, net of accumulated amortization $588,986	313,039
Due from affiliate	190,034
Deposits	211,505

$24,605,434

LIABILITIES AND STOCKHOLDER’S AND MEMBERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$7,883,089
Accrued expenses	825,388
Due to affiliates	120,462
Product development and license fees payable	7,070,465
Deferred income	4,502,924

Total current liabilities	20,402,328

Long-Term Liabilities:
Loan payable to stockholder and affiliate	39,150,000
Deferred income	1,241,662

Commitments and Contingencies

Stockholder’s and Members’ Deficiency:
Common stock	1,001
Paid-in capital	1,194,375
Accumulated deficit	(23,616,644)
Members’ deficit	(13,767,288)

Total stockholder’s and members’ deficiency	(36,188,556)

$24,605,434

See accompanying notes.

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004

Net sales	$63,245,257
Cost of sales	16,842,282

Gross profit	46,402,975
Selling, general and administrative expenses	53,209,486
Impairment loss on equipment	771,048

53,980,534

Loss from operations	(7,577,559)
Interest expense, net of interest income of $133,830	120,482

Net loss	$(7,698,041)

See accompanying notes.

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF STOCKHOLDER’S AND MEMBERS’ DEFICIENCY

NINE MONTHS ENDED SEPTEMBER 30, 2004

	Popeil Inventions, Inc. Common Stock		R.P. Productions, Inc. Common Stock		Paid-in Capital	Accumulated Deficit	Ronco Inventions, LLC Members’ Deficit	Total
	Shares	Amount	Shares	Amount
Balance, January 1, 2004,	1,000	$1,000	100	$1	$1,194,375	$(18,587,183)	$(11,098,708)	$(28,490,515)
Net loss	—	—	—	—	—	(5,029,461)	(2,668,580)	(7,698,041)

Balance, September 30, 2004	1,000	$1,000	100	$1	$1,194,375	$(23,616,644)	$(13,767,288)	$(36,188,556)

See accompanying notes.

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,698,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	946,652
Impairment loss on equipment	771,048
Bad debt expense	1,588,371
Changes in operating assets and liabilities:
Accounts receivable	4,498,179
Inventories	(5,652,929)
Prepaid expenses and other current assets	2,222,083
Other assets	(454,214)
Accounts payable	206,150
Accrued expenses	177,827
Product development and license fees payable	(40,380,573)
Deferred income	2,548,315

Net cash used in operating activities	(41,227,132)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment purchased	(243,084)
Proceeds from investment in securities	500,003

Net cash provided by investing activities	256,919

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans from stockholder and affiliate	39,150,000
Net advances to affiliates	(81,436)

Net cash provided by financing activities	39,068,564

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,901,649)
CASH AND CASH EQUIVALENTS, January 1, 2004	4,323,633

CASH AND CASH EQUIVALENTS, September 30, 2004	$2,421,984

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—

Income taxes	$1,600

See accompanying notes.

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of R.P. Productions, Inc. (“RPP”), a Nevada S corporation, Popeil Inventions, Inc. (“PII”), a Nevada S corporation, and Ronco Inventions, LLC (“RI” or “LLC”), a California limited liability company (collectively, the “Company”), which are affiliated through common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

Business

PII and RI contract with foreign suppliers to manufacture their home and kitchen products. PII and RI market their products primarily in the United States through the broadcast of direct response commercial announcements known as infomercials, internet advertising, in-house customer service department, telemarketing and through wholesale distributors to retailers. The infomercials are produced by RPP.

Fiscal Year End

In 2004, the Company changed its fiscal year end from December 31 to September 30. Accordingly, the results of operations for 2004 include the period January 1, 2004 to September 30, 2004.

Cash and Cash Equivalents

Cash and cash equivalents include all short-term, highly liquid investments purchased with original maturities of three months or less.

Inventories

Inventories, consisting entirely of finished goods, are valued at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. The inventory costs are comprised primarily of product, freight and duty.

Revenue Recognition

PII and RI recognize revenue from the sale of products when the products are shipped to the customers, provided that the price is fixed, title has been transferred and collectibility of the resulting receivable is reasonably assured. Net sales include revenue generated from products shipped, shipping and handling fees and revenue earned on extended service contracts, less returns and sales allowances. Revenue from free trial sales is recognized after the trial period is over and the customer has not returned the product. Returns and sales allowances are for damaged goods and anticipated customer returns. For the nine months ended September 30, 2004, the Company generated approximately 98% of sales from two kitchen products and approximately 80% and 20% of the Company’s total sales are comprised of direct response and wholesale business, respectively.

Revenue from the sale of extended service contracts is recognized on a straight-line basis over the life of the extended service contract. Extended service contract lives begin after the six-month free warranty period and range from three to four years. Warranty costs were insignificant for the nine months ended September 30, 2004. Amounts received from the sale of extended service contracts prior to revenue recognition are included in deferred income on the combined balance sheet.

Shipping and Handling Costs

Shipping and handling costs are included in selling, general and administrative expenses which approximated $7,491,000 for the nine months ended September 30, 2004.

Investments

The Company has classified its investments as held to maturity, which consist of securities that management has the ability and intent to hold to maturity and are carried at amortized cost. The Company determines specific identification for computing realized gains or losses for securities sold.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation and amortization utilizing accelerated methods based on the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. During the nine months ended September 30, 2004, the Company recorded an impairment charge of approximately $771,000 for tooling that is no longer being used.

Production Costs

The Company amortizes the production costs of infomercials on a straight-line basis based on an estimated useful life of three years.

Income Taxes

PII and RPP have elected to be treated as S corporations for federal and state income tax purposes. Pursuant to these elections, the income or loss of the companies is included in the income tax returns of their stockholders. In addition, RI is a limited liability company, which is a non-taxable entity for federal and state income tax purposes. Accordingly, the members have responsibility for payment of tax on their individual shares of income or losses.

Advertising Costs

Advertising costs are expensed when broadcast. Amounts paid for advertising prior to the broadcast are deferred as prepaid advertising costs until such time that the advertising has been broadcast. Advertising expense amounted to approximately $31,096,000 for the nine months ended September 30, 2004.

Fair Value of Financial Instruments

The carrying amounts of significant financial instruments, which includes accounts receivable, accounts payable and accrued expenses, approximated fair value as of September 30, 2004 due to their short-term maturities. Fair value of related party loans cannot be determined due to lack of similar instruments available to the Company.

Note 2—Concentrations of Risk

Cash and Cash Equivalents

The Company maintains most of its cash balances at a bank located in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

Accounts Receivable

The Company utilizes the allowance method for accounting for losses from uncollectible accounts. Under this method, an allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance. Management has determined the allowance based on known troubled accounts, historical experience and other currently available evidence. The Company performs ongoing credit evaluations of its customers. The Company accrues its estimated product returns and records this as a reduction of accounts receivable.

Note 3—Investments

Investments classified as held to maturity are as follows at September 30, 2004:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political subdivisions, including municipal bonds	$2,061,107	$140,443	$—	$2,201,550

Scheduled maturities of securities classified as held to maturity at September 30, 2004 were as follows:

	Amortized Cost	Fair Value
Due in:
2007	$30,001	$32,283
2008	1,000,000	1,060,070
2015	605,000	635,749
2018	400,000	443,528
2019	26,106	29,920

	$2,061,107	$2,201,550

All investments are pledged to a bank as collateral (see Note 8).

Note 4—Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at September 30, 2004:

Prepaid advertising	$1,691,127
Deposits	683,219
Prepaid insurance	377,956
Other	253,327

$3,005,629

Note 5—Property and Equipment

Property and equipment consisted of the following at September 30, 2004:

Transportation equipment	$1,162,442
Office furniture and equipment	2,298,689
Tooling	274,529
Leasehold improvements	570,574

4,306,234

Less: Accumulated depreciation and amortization	2,851,275

$1,454,959

Depreciation and amortization expense was approximately $797,000 for the nine months ended September 30, 2004.

Note 6—Deferred Income

As of September 30, 2004, deferred income consists of unamortized extended service contracts amounting to $2,482,799 and cash received on unshipped orders of $3,261,787. For the nine months ended September 30, 2004, revenues generated from extended service contracts were approximately $1,183,000.

Note 7—Stockholder’s and Members’ Deficiency

As of September 30, 2004, common stock and paid-in capital consisted of the following:

	Par Value	Common Stock	Paid-in Capital
R.P. Productions, Inc.
Authorized, 10,000,000 shares; Issued and outstanding, 100 shares	$.0025	$1	$—

Popeil Inventions, Inc.
Authorized, 1,000 shares; Issued and outstanding, 1,000 shares	$1	1,000	1,194,375

		$1,001	$1,194,375

Members’ Deficit

Net profits of the LLC are allocated to the members first in amounts equal to cumulative net losses previously allocated and in proportion to their membership interest, which are 99% for one member and 1% for the other. Net losses of the LLC are allocated to members first in amounts equal to each member’s pro rata share of net profits previously allocated, second, in proportion to each member’s positive capital accounts until such capital accounts are reduced to zero, and third, in proportion to their membership interest until the capital accounts are reduced to zero and then to the member with the largest percentage interest.

Note 8—Loan Agreement

The Company entered into an $8,000,000 loan agreement with a bank for the opening of letters of credit plus any liability created by the payments of drafts drawn by the letter of credit. The agreement matures on March 31, 2006, as amended. The liability created by the payments of drafts drawn by the letters of credit bears interest at the rate of 4% per annum.

The Company has pledged as collateral to the bank its investments, certificates of deposit and money market accounts. The minimum collateral base amount is $1,000,000, as amended. The agreement requires that the amount of collateral be equal to, or exceed, the amount of outstanding letters of credit plus any liability created by the payment of drafts drawn by the letters of credit. There was no liability created by the payment of drafts drawn by the letters of credit at September 30, 2004.

At September 30, 2004, the Company has open letters of credit of approximately $3,511,000.

Note 9—Product Development and License Agreements

The Company entered into a product development agreement with a third party who co-invented the Showtime Rotisserie products, as well as a number of other products for the Company. Under the terms of the agreement, the Company incurs an expense in an amount equal to 25% of net profits, as defined, or is reimbursed by the third party for 25% of net losses, as defined. For the nine months ended September 30, 2004, the Company recorded income from the reimbursement of losses of approximately $1,407,000, which is shown as a reduction of selling, general and administrative expenses in the accompanying combined statement of operations.

The Company also entered into licensing agreements with an unrelated company that holds the patents on certain of its products. Under the terms of the licensing agreements, as amended, the Company incurs license fees ranging from $6 to $17 per unit sold through 2007. Licensing expense under these agreements for the nine months ended September 30, 2004 amounted to approximately $3,251,000. In December 2004, the license agreements were terminated effective August 31, 2004.

At September 30, 2004, the Company had product development and license fees payable to these two unrelated third parties in the amount of approximately $7,310,000.

Note 10—Related Party Transactions

Loans Payable

In September 2004, RMP Family Trust, the stockholder of RPP and PII, and Ronald M. Popeil, the primary beneficiary of the trust, loaned the Company $8,500,000 and $30,650,000, respectively. These loans are evidenced by promissory notes, which bear interest at 10% per annum and are due on September 7, 2007. The proceeds from these loans were used to pay off the balance owed by the Company for license fees outstanding as of December 31, 2003. Interest expense related to these loans was approximately $247,000 for the nine months ended September 30, 2004. This amount is included in accrued expenses at September 30, 2004.

Due from Affiliate

At September 30, 2004, a non-interest bearing advance in the amount of approximately $190,000 was due from Ronald M. Popeil.

Due to Affiliates

At September 30, 2004, the amount due to companies affiliated through common ownership for advances was approximately $120,000. Such advances are non-interest bearing and are due on demand. During the nine months ended September 30, 2004, the Company paid approximately $108,000 of consulting fees to an entity owned by an officer of the Company.

Note 11—Commitments and Contingencies

Leases

In March 2005, the Company amended its facilities lease to a month-to-month basis with a six month early termination notice. The Company leases other premises and equipment on a month-to-month basis. Rent expense under operating leases was approximately $303,000 for the nine months ended September 30, 2004.

The Company leases office space from a related party. Rent expense paid to this related party under the month-to-month agreement was $45,000 for the nine months ended September 30, 2004.

Litigation

The Company is, from time to time, the subject of litigation, claims and assessments arising out of matters occurring in its normal business operations. In the opinion of management, resolution of these matters will not have a material adverse effect on the Company’s combined financial statements.

Note 12—Employee Benefit Plan

The Company sponsors a 401(k) defined contribution benefit plan covering substantially all of its employees. Under the plan, employees can make annual voluntary contributions not to exceed the lesser of an amount equal to 15% of their compensation or limits established by the Internal Revenue Code. At this time, the Company does not provide for matching contributions.

Note 13—Subsequent Events

On December 10, 2004, the Company entered into an asset purchase agreement with Ronco Marketing Corporation (“RMC”) and Ronald M. Popeil, whereby RMC agreed to purchase substantially all the assets of the Company for a total purchase price of $55,000,000, of which $40,000,000 will be cash and the remaining $15,000,000 will be a seller’s note.

INDEPENDENT AUDITORS’ REPORT

To the Members and Stockholder

Ronco Inventions, LLC and Affiliated Companies:

We have audited the accompanying combined balance sheet of Ronco Inventions, LLC and Affiliated Companies (collectively, the “Company”), which are under common ownership and common management, as of December 31, 2003, and the related combined statements of operations, stockholders’ and members’ deficiency, and combined cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ VELAH Group LLP

Los Angeles, California

August 19, 2004, except for Note 14, as to which the date is September 7, 2004

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,323,633
Accounts receivable, net of allowance for doubtful accounts and product returns of $5,526,430	9,568,178
Inventories	5,812,620
Prepaid advertising	3,108,231
Prepaid expenses and other current assets	2,119,481

Total current assets	24,932,143

INVESTMENTS, at cost	2,561,110

PROPERTY AND EQUIPMENT, Net	2,779,533

OTHER ASSETS, Net of accumulated amortization of $438,904	410,406

$30,683,192

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable	$7,676,939
Accrued expenses	797,561
Due to affiliates	51,898
Royalty and license fees payable	47,451,038
Current portion of deferred income	1,656,132

Total current liabilities	57,633,568

DEFERRED INCOME, Less current portion	1,540,139

Total liabilities	59,173,707

STOCKHOLDERS’ AND MEMBERS’ DEFICIENCY:
Common stock	1,001
Paid-in capital	1,194,375
Members’ deficit	(11,098,708)
Accumulated deficit	(18,587,183)

Total stockholders’ and members’ deficiency	(28,490,515)

$30,683,192

The accompanying notes are an integral part

of the combined financial statements

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

NET SALES	$93,500,173
COST OF SALES	29,274,097

GROSS PROFIT	64,226,076
OPERATING EXPENSES	67,596,107

LOSS FROM OPERATIONS	(3,370,031)
INTEREST INCOME	213,295
OTHER INCOME, Net	172,697

NET LOSS	$(2,984,039)

The accompanying notes are an integral part

of the combined financial statements

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF STOCKHOLDERS’ AND MEMBERS’ DEFICIENCY

YEAR ENDED DECEMBER 31, 2003

	Popeil Inventions, Inc. Common Stock		R.P. Productions, Inc. Common Stock		Additional Paid-in Capital	Accumulated Deficit	Ronco Inventions, LLC Members’ Deficit	Total
	Shares	Amount	Shares	Amount
BALANCE, Beginning of year, as previously reported	1,000	$1,000	100	$1	$1,194,375	$(26,607,125)	$(481,308)	$(25,893,057)
Reclassification	—	—	—	—	—	8,164,278	(8,164,278)	—
Prior period adjustment	—	—	—	—	—	208,760	177,821	386,581

Balance, Beginning of year, as restated	1,000	1,000	100	1	1,194,375	(18,234,087)	(8,467,765)	(25,506,476)
Net loss	—	—	—	—	—	(353,096)	(2,630,943)	(2,984,039)

BALANCE, End of year	1,000	$1,000	100	$1	$1,194,375	$(18,587,183)	$(11,098,708)	$(28,490,515)

The accompanying notes are an integral part

of the combined financial statements

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,984,039)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,335,208
Gain on sale of property and equipment	(624)
Changes in operating assets and liabilities:
Accounts receivable, net	(670,591)
Inventories	1,338,015
Prepaid advertising	(587,681)
Prepaid expenses and other current assets	530,486
Other assets	(361,481)
Accounts payable	1,030,675
Accrued expenses	237,059
Royalty and license fees payable	1,497,327
Deferred income	(704,893)

Net cash provided by operating activities	659,443

CASH FLOW FROM INVESTING ACTIVITIES:
Property and equipment purchased	(555,842)
Proceeds from sale of property and equipment	1,000

Net cash used in investing activities	(554,842)

CASH FLOW FROM FINANCING ACTIVITIES:
Payments on note payable	(375,000)
Net advances to affiliates	11,600

Net cash used in financing activities	(363,400)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(258,799)

CASH AND CASH EQUIVALENTS, beginning of year	4,582,432

CASH AND CASH EQUIVALENTS, end of year	$4,323,633

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$137,790

Income taxes	$1,600

The accompanying notes are an integral part

of the combined financial statements

RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The combined financial statements include the accounts of R.P. Productions, Inc. (“RPP”), a Nevada S corporation, Popeil Inventions, Inc. (“PII”), a Nevada S corporation, and Ronco Inventions, LLC (“RI”), a California limited liability company (collectively, the “Company”), which are affiliated through common ownership and common management. All significant intercompany balances and transactions have been eliminated in combination.

Business

PII and RI contract with foreign suppliers to manufacture their home and kitchen products. PII and RI market their products primarily in the United States through the broadcast of direct response commercial announcements known as infomercials, internet advertising, in-house customer service department, telemarketing, and through wholesale distributors to retailers. The infomercials are produced by RPP.

Cash and Cash Equivalents

Cash and cash equivalents include all short-term highly liquid investments purchased with maturities of three months or less.

Accounts Receivable

The Company utilizes the allowance method for accounting for losses from uncollectible accounts. Under this method, an allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. Management has determined the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company performs ongoing credit evaluations of its customers.

The accounts receivable balance at December 31, 2003 of $9,568,178 is net of the allowance for doubtful accounts and product returns totaling $5,526,430. The allowance is comprised of the allowance for doubtful accounts and the allowance for product returns of $4,761,415 and $765,015, respectively. The allowance for doubtful accounts includes $3,491,126 of cumulative customer account balances that have been sent to collections since September of 1999 and have not been written off.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Inventories

Inventories, consisting entirely of finished goods, are valued at the lower of cost determined by the first-in, first-out (FIFO) method or market. The inventory costs are comprised primarily of product, freight and duty.

Revenue Recognition

PII and RI recognize revenue from the sale of products when the products are shipped to the customers. Net sales represent revenues generated from products shipped, shipping and handling fees, and extended service contracts less estimated returns and sales allowances for which provisions are made. Generally, the returns and sales allowances are for damaged goods and anticipated customer returns.

Revenue from the sale of extended service contracts are recognized on a straight-line basis over the life of the extended service contract. Extended service contract lives begin after the six-month free warranty period, and range from three to four years. Amounts received from the sale of extended service contracts prior to revenue recognition are included in deferred income on the combined balance sheet.

Shipping and Handling Costs

Shipping and handling costs are included in selling and administrative expenses which approximated $8,468,000 for the year ended December 31, 2003.

Investments

The Company has classified its investments as held to maturity, which consist of securities that management has the ability and intent to hold to maturity, are carried at amortized cost. The Company determines specific identification for computing realized gains and losses for securities sold.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost. The Company provides for depreciation and amortization utilizing accelerated methods based on the estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset is not recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Income Taxes

PII and RPP have elected to be treated as S corporations for federal and state income tax purposes. Pursuant to these elections, the income or loss of the companies is included in the income tax returns of their stockholders. In addition, RI is a limited liability company, which is nontaxable entity for federal and state income tax purposes. Accordingly, the members’ have responsibility for payment of tax on their individual shares of income or losses.

Production Costs

The Company amortizes the production costs of infomercials on a straight-line basis based on estimated useful life of three years.

Advertising Costs

Advertising costs are expensed when broadcast. Amounts paid for advertising prior to broadcast are deferred as prepaid advertising costs until such time that the advertising has been broadcast. Advertising expense amounted to approximately $29,419,000 as of December 31, 2003.

NOTE 2 - CONCENTRATIONS OF RISK

Cash and Cash Equivalents

The Company maintains most of its cash balance at a bank located in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $4,322,000 at December 31, 2003. The Company has not experienced any losses in such accounts, and management believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

One customer comprised approximately 18% of the Company’s net accounts receivable at December 31, 2003.

NOTE 2 - CONCENTRATIONS OF RISK - CONTINUED

Products

For the year ended December 31, 2003, approximately 92% of the Company’s net sales were generated from the sale of Showtime Rotisserie product and accessories, and approximately 74% and 26% of the Company’s total net sales are comprised of direct response and wholesale business, respectively.

Revenues from each of the Company’s products are typically higher when first introduced. In addition, a higher percentage of sales are typically generated during the holiday season than during the rest of the year.

Supplier

During the year ended December 31, 2003, the Company purchased approximately 94% of their merchandise from one vendor who has suppliers and manufacturing locations in Korea and China. As of December 31, 2003, the Company maintained net assets consisting of tooling of approximately $1,593,000 at this supplier’s manufacturing locations in Korea and China. Although the countries are considered politically and economically stable, it is possible that unanticipated events in the region could disrupt the operations of the Company because their main supplier is located there, has possession of the tooling assets, and manufactures the product.

NOTE 3 - INVESTMENTS

Investments are held to maturity and are summarized as follows at December 31, 2003:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political sub divisions, including municipal bonds	$2,561,110	$217,220	$—	$2,778,330

Scheduled maturities of securities classified as held to maturity at December 31, 2003 were as follows:

	Amortized Cost	Fair Value
Due in:
2007	$30,001	$32,962
2008	1,000,000	1,082,840
2015	605,000	651,955
2018	400,000	456,812
2019	26,106	28,581
2024	500,003	525,180

	$2,561,110	$2,778,330

All investments are pledged to the bank for letters of credit.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2003:

Transportation equipment	$1,139,973
Office furniture and equipment	2,228,382
Tooling	5,115,481
Leasehold improvements	551,329

9,035,165

Less: accumulated depreciation and amortization	6,255,632

$2,779,533

Depreciation and amortization expense for the year ended December 31, 2003 was approximately $1,189,000.

NOTE 5 - DEFERRED INCOME

Deferred income consists of extended service contracts amounting to $3,196,271. For the year ended December 31, 2003, revenues generated from extended service contracts were approximately $2,263,000.

NOTE 6 - STOCKHOLDERS’ AND MEMBERS’ DEFICIENCY

As of December 31, 2003, common stock and additional paid-in capital consisted of the following:

	Par Value	Common Stock	Additional Paid-in Capital
R.P. Productions, Inc.
Authorized, 10,000,000 shares; Issued and outstanding, 100 shares	$.0025	$1	$—

Popeil Inventions, Inc.
Authorized, 1,000 shares; Issued and outstanding, 1,000 shares	$1	1,000	1,194,375

		$1,001	$1,194,375

NOTE 6 - STOCKHOLDERS’ AND MEMBERS’ DEFICIENCY - CONTINUED

Members’ Deficit

Members’ deficit consists of the initial capital contributed to RI by two members pursuant to an operating agreement that terminates upon written approval of the members. The two members are corporations and their initial capital contribution consisted of the net book value of their assets and liabilities. The members’ deficit is due to two reasons; first, the corporations’ liabilities exceed their assets at the time of contribution and, second, continuing losses. Net profits of the LLC are allocated to the members first in amounts equal to cumulative net losses previously allocated and in proportion to their membership interest, which are 99% for one member and 1% for the other. Net losses of the LLC are allocated to members first in amounts equal to each members’ pro rata share of net profits previously allocated, second, in proportion to each members’ positive capital accounts until such capital accounts are reduced to zero, and third, in proportion to their membership interest until the capital accounts are reduced to zero and then to the member with the largest percentage interest.

NOTE 7 - LETTER OF CREDIT

The Company entered into a letter of credit agreement with a bank which matures March 31, 2005, as amended. The Company has a facility not to exceed $8,000,000 for import letters of credit with an interest rate of 4% on unpaid balances.

This facility is collateralized and pledged by the investments, certificates of deposit, and money market accounts. The minimum collateral base amount is $1,771,000 and will be adjusted quarterly as mutually agreed by the terms of the agreement, as defined. The agreement requires that the amount of collateral be equal or exceed the amount of outstanding letters of credit plus any amounts drawn against the letters of credit. Outstanding letters of credit for inventory purchases for which the Company could have been contingently liable, amounted to $2,909,000 as of December 31, 2003.

NOTE 8 - ROYALTY AND LICENSE FEES PAYABLE

The Company entered into a royalty agreement with a third party who co-invented the Showtime Rotisserie products, as well as a number of other products for the Company. Under the terms of the royalty agreement, the Company incurs royalty expense in an amount equal to 25 percent of net profits, as defined, derived from the sale of all products sold.

The Company also entered into a licensing agreement with an unrelated company that holds the patents on the Showtime Rotisserie products. Under the terms of the licensing agreement, as amended, the Company incurs license fees of $14 per unit sold through 2007.

NOTE 8 - ROYALTY AND LICENSE FEES PAYABLE - CONTINUED

The Company also entered into licensing agreements with the above unrelated company that holds patents relating to two of its other products. Under the terms of these agreements, as amended, the Company incurs license fees of $6 per unit sold of one product, and $17 per unit sold of other product, both through 2007. In addition, the Company incurs an annual licensing fee of $150,000. During the year ended December 31, 2003, the Company paid a minimum of $75,000 per month against the accrued license fee liabilities in forbearance of foreclosing on its license agreements. Beginning in 2004, this minimum monthly payment was reduced to $50,000 per month.

At December 31, 2003, the Company had royalty and license fees payable to two unrelated third parties in the amount of $47,451,038. Total royalty and licensing expense under these agreements for the year ended December 31, 2003 amounted to approximately $10,004,000.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its facilities under long-term operating agreements expiring May 31, 2008, with early termination clauses at 12 and 24 months. Rental increases are adjusted each year based on increases in the consumer price index. The Company leases other premises and equipment on a month-to-month basis.

Future minimum payments under these lease agreements at December 31, 2003 are as follows:

Year Ending December 31,
2004	$276,000
2005	365,000
2006	365,000
2007	240,000
2008	63,000

$1,309,000

The Company leases office space from a related party (see Note 11). Rent expense paid to this related party under the month-to-month agreement was $60,000 for the year ended December 31, 2003.

Rent expense under operating leases was approximately $403,000 including related party rent for the year ended December 31, 2003.

NOTE 9 - COMMITMENTS AND CONTINGENCIES - CONTINUED

Litigation

The Company is, from time to time, the subject to litigation, claims and assessments arising out of matters occurring in its normal business operations. In the opinion of management, resolution of these matters will not have a material adverse effect on the Company’s combined financial statements.

Product Recall

In August 2002, the Company recalled approximately 37,500 of its Showtime Rotisserie products. These rotisseries were manufactured in October 1999 and were sold nationwide from November 1999 through May 2000. A minimal number of units, all from the October 1999 manufacturing run, were found to leak electrical current from the heating element posing a risk of minor electric shock. No serious injuries have been reported. For each customer who responded to the recall notification, the Company paid for the return of the rotisserie, inspected and made any necessary repairs, and returned the rotisserie to the customer. In October 2004, the recall was officially closed, and as of December 31, 2003, the recall was complete. The costs associated with the recall of $329,882 were recovered from the manufacturer.

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) defined contribution benefit plan covering substantially all of its employees. Under the plan, employees can make annual voluntary contributions not to exceed the lesser of an amount equal to 15% of their compensations or limits established by the Internal Revenue Service Code. At this time, the Company does not provide for matching contributions.

NOTE 11 - RELATED PARTY TRANSACTIONS

Due from a Related Party

At December 31, 2003, a non-interest bearing receivable in the amount of $190,034 was due from a related party, a director of the Company, and will be paid in 2004.

NOTE 11 - RELATED PARTY TRANSACTIONS - CONTINUED

Due to Affiliates

During the normal course of operations, the Company enters into certain transactions with affiliated entities. These affiliated entities are related to the Company through common ownership. At December 31, 2003, the amount due to affiliates was $51,898. Advances to affiliates are non-interest bearing and are due on demand.

Rent

The Company rents office space from a related party on a month-to-month basis (see Note 9).

NOTE 12 - RECLASSIFICATION

The accumulated deficit of the Company has been reclassified in the amount of $8,164,278 to reflect the portion of the losses for RI that were included in accumulated deficit in the prior year’s combined financial statements.

NOTE 13 - PRIOR PERIOD ADJUSTMENT

The accumulated deficit and members’ deficit of the Company have been restated to reflect previously unrecorded depreciation and amortization adjustments of $208,760 and $177,821, respectively, for a total of $386,581. Had the errors not been made, net loss for the year ended December 31, 2002 would have been decreased by $686,952.

NOTE 14 - SUBSEQUENT EVENTS

The shareholder of the Company, the RMP Family Trust, its parent, and a related party loaned the Company $8,500,000 and $30,650,000, respectively. These loans are evidenced by promissory notes, which bear interest at 10% per annum and are due by September 7, 2007. The purpose of these borrowings was for the payment of the royalty and license fees payable, which at December 31, 2003 totaled $41,387,289 (see Note 8).

Additionally, and concurrent with the payment of the royalty and license fees payable, the related party purchased the patents used by the Company from the unrelated company for $500,000. The related party had a separate royalty agreement with the unrelated company to which the Company was not a party. Also, as part of this agreement the licensing agreement discussed in Note 8 terminated effective December 31, 2003.

UNAUDITED PRO FORMA CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS

On June 27, 2005 (the “Closing Effective Date”), Ronco Corporation (“Ronco”) closed a merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger dated May 23, 2005, by and among Ronco, the Fi-Tek VII shareholders, Ronco Acquisition Corporation (“RAC”) and RMC (the “Merger Agreement”). Pursuant to the Merger Agreement, we acquired RMC by merging RAC into RMC. RMC was the surviving corporation and became a wholly-owned subsidiary of Ronco after the Closing Effective Date. Pursuant to the Merger Agreement: (i) each share of our common stock issued and outstanding immediately prior to the Effective Date of the Merger remained issued and outstanding from and after the Effective Date; (ii) each share of Ronco Acquisition Corporation’s common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into one share of common stock of RMC; and (iii) each share of RMC’s common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into and exchanged for 1.6452794 shares of the Registrant’s common stock for a total of 800,002 shares of our Common Stock. On June 29, 2005 (the “Merger Effective Date”), the merger became effective through the filing by the Registrant of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the merger, former RMC stockholders hold a majority of the voting interest in Ronco Corporation. This transaction will be accounted for as a reverse merger, with RMC being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer RMC will become the historical financial statements of the combined companies. This transaction will be accounted for as the issuance of common stock by RMC for the net monetary assets of Ronco Corporation, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies. Pre-acquisition stockholders’ equity of RMC will be retroactively restated for the equivalent number of shares of Ronco Corporation received by RMC stockholders in the merger, with differences between the par value of Ronco Corporation and RMC’s stock recorded as additional paid in capital.

As a result of Ronco Corporation’s decision to effectively discontinue its businesses, Ronco Corporation will be a non-operating holding company with no continuing operations at the time of the merger. Therefore, the historical results of the operations of Ronco Corporation are not meaningful when combined with the historical results of the operations of RMC for the purposes of the pro forma presentation. Accordingly, pro forma results of operations reflecting the merger have not been provided as they would be substantially the same as the historical results of RMC.

On June 30, 2005, Ronco acquired the assets of the Acquired Businesses for $40,209,000 of cash and $16,300,000 of promissory notes issued to the Sellers.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of Ronco included in our annual report filed on Form 10-KSB for the year ended June 30, 2004 and our quarterly report filed on Form 10-QSB for the nine months ended March 31, 2005, filed on May 11, 2005. In addition, this pro forma information should be read in conjunction with the financial statements for the Acquired Businesses for the nine months ended September 30, 2004 and the year ended December 31, 2003, included within this report.

The following unaudited pro forma statement of operations for the year ended September 30, 2004, has been prepared in accordance with accounting principles generally accepted in the United States of America to give effect to the June 30, 2005 acquisition of the assets of the Acquired Businesses as if the transaction occurred on October 1, 2003. The pro forma statement of operations combines the results of operations of RMC and the Acquired Businesses for the year ended September 30, 2004. Pro forma adjustments include interest on Sellers Notes relating to the acquisition of the assets of the Acquired Businesses, additional amortization of intangibles and reduction of expenses relating to royalties and licensing that no longer apply because the patents were part of the acquired assets.

The following unaudited pro forma statement of operations for the six months ended March 31, 2005, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the June 30, 2004 acquisition of the Acquired Businesses as if the transaction occurred on October 1, 2004. The pro forma statement of operations combines the results of operations of RMC and the Acquired Businesses for the six months ended March 31, 2005. Pro forma adjustments include interest on Sellers Notes relating to the acquisition of the Acquired Businesses, additional amortization of intangibles and reduction of expenses relating to royalties and licensing that no longer apply because the patents were part of the acquired assets.

The following unaudited pro forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America, which gives effect to the merger of RMC, the acquisition of the assets of the Acquired Businesses, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on March 31, 2005, and combines the consolidated balance sheet of Ronco as of March 31, 2005, which is included in the Company’s Form 10-QSB as of March 31, 2005 with RMC’s balance sheet as of March 31, 2005. Under the purchase method of accounting, the estimated cost of approximately $56.5 million to acquire the assets of the Acquired Businesses plus transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, over the fair value of the net assets has been recorded as goodwill. At this time, the work needed to provide the basis for estimating these fair values of the net assets has not been completed. As a result, the final allocation of the excess of purchase price over the fair value of the net assets acquired could differ materially. Accordingly, a change in the fair value of the net assets acquired and the amortization period of the intangibles could have an impact on the amount of annual amortization expense.

The unaudited pro forma financial statements give effect to an 89 to 1 reverse stock split for all periods presented.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the assets of the Acquired Businesses been consummated as of the dates specified above.

Ronco Corporation

Pro Forma Consolidated Condensed Balance Sheet

March 31, 2005

(Unaudited)

	Ronco Corporation. (A)	Ronco Marketing Corporation (B)	Pro forma Adjustments		Ronco Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$30,773	$3,197	$44,973,964	D	$2,160,463
			(391,810	)E
			(43,264,000	)F
			1,273,339	F
			(465,000	)G
Accounts receivable			4,139,122	F	4,139,122
Inventories			8,516,923	F	8,516,923
Prepaid and other current assets		400,000	2,175,329	F	2,175,329
			(400,000	)F

Total current assets	30,773	403,197	16,557,867		16,991,837
Other long-term assets			2,079,120	F	2,079,120
Property and equipment		—	800,000	F	800,000
Goodwill			6,521,666	F	6,521,666
Intangibles		—	38,500,000	F	38,500,000

Total assets	$30,773	$403,197	$64,458,653		$64,892,623

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable		$6,476	$3,303,085	F	$3,309,561
Other accrued liabilities			356,618	F	356,618
Notes payable		391,810	(391,810	)E
Deferred revenues			381,796	F	381,796

Total current liabilities	—	398,286	3,649,689		4,047,975

Seller notes			16,300,000	F	16,300,000
Shareholders’ equity:					—
Series A preferred stock 5%			1,326	D	1,326
Common stock	5	486	(477	)C	24
			10	G
Additional paid-in capital	94,462	10,949	(63,694	)C	48,625,836
			477	C
			44,972,638	D
			3,611,004	G
Accumulated deficit	(63,694)	(6,524)	63,694	C	(4,082,538)
			(4,076,014	)G

Total shareholders’ equity	30,773	4,911	44,508,964		44,544,648

Total liabilities and shareholders’ equity	$30,773	$403,197	$64,458,653		$64,892,623

See the accompanying notes to unaudited pro forma consolidated condensed financial statements

Notes to the Pro Forma Consolidated Condensed Balance Sheet (unaudited)

A.	Reflects the historical financial position of Ronco Corporation (formerly Fi-Tek VII, Inc.) at March 31, 2005.
B.	Reflects the historical financial position of Ronco Marketing Corporation at March 31, 2005.
C.	In connection with the reverse merger the common stock of RMC has been adjusted to reflect the recapitalization and the accumulated deficit of Ronco Corporation has been adjusted to additional paid in capital.
D.	Reflects $50,000,000 of Series A preferred stock, par value $0.00001, financing raised by the Registrant in June 2005. The Registrant incurred transaction cost of $5,026,036 in connection with the issuance of the preferred stock.
E.	Represents the repayment to RMC’s note holders of $391,810.
F.	The following represents the acquisition of Ronco Inventions, LLC and Affiliated Companies and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of Ronco Inventions, LLC and Affiliated Companies tangible and intangible assets acquired and liabilities assumed.

Calculation of Purchase Price:

Cash	$40,209,000
Promissory Notes	16,300,000
Transaction costs (of which $400,000 was prepaid)	3,455,000

Total purchase price	$59,964,000

Allocation of Purchase Price:

Assets acquired:
Cash and cash equivalents	$1,273,339
Accounts receivable	4,139,122
Inventories	8,516,923
Prepaid and other current assets	2,175,329
Property and equipment	800,000
Other long-term assets	2,079,120
Intangibles consisting of patents, trademarks and customer list	38,500,000
Liabilities assumed:
Accounts payable	(3,303,085)
Other accrued liabilities	(356,618)
Deferred revenues	(381,796)

Net assets acquired	53,442,334
Goodwill	6,521,666

Total purchase price	$59,964,000

G.	To record the issuance of 960,476 shares of common stock with a fair market value of $3.77 and aggregate cash bonuses of $465,000 to the CEO and CFO of the Registrant.

Ronco Corporation

Pro Forma Consolidated Condensed Statement of Operations

Six Months ended March 31, 2005

(Unaudited)

	Ronco Marketing Corporation (H)	Ronco Inventions, LLC and Affiliated Companies (I)	Pro forma Adjustments		Ronco Corporation Pro forma
Net revenue		$59,090,526			$59,090,526
Cost of sales		15,216,369			15,216,369

Gross Profit	—	43,874,157	—		43,874,157
Expenses:
General administrative and marketing	48	41,681,618	(227,000	)M	45,780,680
			250,000	N
			4,076,014	P
Amortization of intangibles			2,750,000	K	2,750,000

Total operating expenses	48	41,681,618	6,849,014		48,530,680

Income (loss) from operations	(48)	2,192,539	(6,849,014)		(4,656,523)
Interest income		69,825			69,825
Interest expense	(6,476)	(1,955,561)	(774,250	)L	(879,036)
			1,857,251	O

Income (loss) before provision for income taxes	(6,524)	306,803	(5,766,013)		(5,465,734)
Provision for income taxes					—

Net income (loss)	$(6,524)	$306,803	$(5,766,013)		(5,465,734)

Preferred stock dividends (Q)					(1,250,000)

Net (loss) attributable to common stockholders					$(6,715,734)

Basic and diluted loss per share pro forma					$(3.00)

Weighted average shares outstanding pro forma					2,237,992

See the accompanying notes to unaudited pro forma consolidated condensed financial statements

Ronco Corporation

Pro Forma Consolidated Condensed Statement of Operations

Year ended September 30, 2004

(Unaudited)

	Ronco Marketing Corporation (H)	Ronco Inventions, LLC and Affiliated Companies (J)	Pro forma Adjustments		Ronco Corporation Pro forma
Net revenue		$115,320,393			$115,320,393
Cost of sales		31,893,777			31,893,777

Gross Profit	—	83,426,616	—		83,426,616
Expenses:
General administrative and marketing		89,128,823	(6,721,000	)M	86,983,837
			500,000	N
			4,076,014	P
Amortization of intangibles			5,500,000	K	5,500,000
Write down of impaired assets		771,048			771,048

Total operating expenses	—	89,899,871	3,355,014		93,254,885

Loss from operations	—	(6,473,255)	(3,355,014)		(9,828,269)
Other Income		233,540			233,540
Interest income		188,288			188,288
Interest expense		(327,996)	(1,548,500	)L	(1,629,496)
			247,000	O

Loss before provision for income taxes	—	(6,379,423)	(4,656,514)		(11,035,937)
Provision for income taxes					—

Net loss	$—	$(6,379,423)	$(4,656,514)		(11,035,937)

Preferred stock dividends (Q)					(2,500,000)

Net loss attributable to common stockholders					$(13,535,937)

Basic and diluted loss per share Pro forma					$(6.05)

Weighted average shares outstanding Pro forma					2,237,992

See the accompanying notes to unaudited pro forma consolidated condensed financial statements.

Notes to the Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

H.	Reflects RMC’s historical statement of operations from the date of inception (November 8, 2004) through March 31, 2005. There were no operations during the year ended September 30, 2004.
I.	Reflects the historical operations of Ronco Inventions, LLC and Affiliated Companies for the six months ended March 31, 2005.
J.	Reflects the historical operations of Ronco Inventions, LLC and Affiliated Companies for the year ended September 30, 2004. Ronco Inventions, LLC and Affiliated Companies historical operating result have been derived from the combination of Ronco Inventions, LLC and Affiliated Companies last nine months historical operating results for the period ended September 30, 2004 and the last three months historical operating results for the year ended December 31, 2003.
K.	To record amortization of patents, trademarks and customer list purchased in the acquisition of Ronco Inventions, LLC and Affiliated Companies for the year ended September 30, 2004 and six months ended March 31, 2005, over a seven year useful life.
L.	Record interest expense of $1,548,500 and $ 774,250 for the year ended September 30, 2004 and for the six months ended March 31, 2005, respectively, on the promissory notes issued to the seller in the purchase of Ronco Inventions, LLC and Affiliated Companies.
M.	To eliminate royalties and licensing fees as the acquisition of Ronco Inventions, LLC and Affiliated Companies included all of the patents and trademarks held by the sellers affiliated companies, accordingly such fees will not have to be paid. For the year ended September 30, 2004 and the six months ended March 31, 2005 such amounts were $6,721,000 and $227,000, respectively.
N.	To reflect consulting fees of $500,000 and $250,000 for the year ended September 30, 2004 and for the six months ended March 31, 2005, respectively, related to Ron Popeil’s consulting agreement entered into in connection with the purchase of the assets of Ronco Inventions, LLC and Affiliated Companies.
O.	To reflect the reduction of interest expense of $247,000 and $1,857,251 related to the Ron Popeil’s Family Trust notes for the year ended September 30, 2004 and for the six months ended March 31, 2005.
P.	To record compensation for the issuance of 960,376 shares of common stock with a fair market value of $3.76 and aggregate cash bonuses of $465,000 to the CEO and CFO of the Registrant.
Q.	To record 5% preferred stock dividends on $50,000,000 of preferred stock.